Exhibit 99.1

Augmedix to Join Forces with Commure

Combination to Strengthen Ability to Deliver Frontier Ambient AI Solutions;
Augmedix Stockholders to Receive $2.35 Per Share in All-Cash Acquisition by Commure

SAN FRANCISCO, July 19, 2024 – Augmedix, Inc. (Nasdaq: AUGX), a leader in ambient AI medical documentation and data solutions, today announced that it has entered into a definitive agreement to be acquired by Commure, Inc., a leading provider of technology to healthcare systems, in an all-cash transaction that values Augmedix at approximately $139 million in equity value.

Under the terms of the agreement, Augmedix stockholders will receive $2.35 per share in cash upon completion of the proposed transaction, and Augmedix will become a wholly-owned subsidiary of Commure. The purchase price represents a premium of approximately 169% over the volume weighted average price (VWAP) of Augmedix’s common stock for the 30 days ending July 18, 2024.

“This proposed transaction with Commure provides certainty and a premium value for our stockholders, representing a transformative next step in Augmedix’s mission to unburden clinicians of administrative tasks while dramatically improving health system efficiency,” said Manny Krakaris, Chief Executive Officer at Augmedix. “As part of Commure, we believe Augmedix will be well-positioned to scale ambient documentation solutions to even more clinicians and health systems while simultaneously accelerating efforts to infuse more innovative features, integrations, and AI capabilities into our product suite. Importantly, Commure is strongly aligned with Augmedix’s mission and vision for the future. We believe that the significant resources, deep industry expertise, and broadened technology capabilities we gain through this transaction will strengthen our market position, enable us to take advantage of more opportunities and create a powerful, future-focused company. We look forward to continuing to serve our customers and support our employees who are relentless in their pursuit of better clinical, operational, and financial outcomes.”

“Through our acquisition of Augmedix,” added Tanay Tandon, Chief Executive Officer at Commure, “we’re taking a huge step forward in building the health AI operating system of the future, using language models to consolidate various point solutions into a single, integrated platform for providers, clinical operations teams, and healthcare IT.”

Transaction Details

Under the terms of the agreement with Augmedix, Commure will acquire all outstanding shares of Augmedix common stock for a total equity value of approximately $139 million. Augmedix stockholders will receive $2.35 in cash per share. Augmedix’s Board of Directors unanimously approved the transaction. The closing of the transaction is expected in late Q3 or early Q4, subject to approval by Augmedix stockholders and the satisfaction of other customary closing conditions. Upon completion of the transaction, Augmedix’s common stock will no longer be publicly listed, and Augmedix will become a privately held company. The transaction is expected to be funded from Commure’s cash on hand and available liquidity.

Advisors

Evercore is serving as exclusive financial advisor to Augmedix, and Morrison Foerster is serving as legal advisor to Augmedix. Morgan Stanley & Co. LLC is serving as financial advisor to Commure, and Kirkland & Ellis is serving as legal advisor to Commure.

About Augmedix

Augmedix (Nasdaq: AUGX) empowers clinicians to connect with patients by liberating them from administrative burden through the power of ambient AI, data, and trust. The platform transforms natural conversations into organized medical notes, structured data, and point-of-care notifications that enhance efficiency and clinical decision support. Incorporating data from millions of interactions across all care settings, Augmedix collaborates with hospitals and health systems to improve clinical, operational, and financial outcomes. Augmedix is headquartered in San Francisco, CA, with offices around the world. To learn more, visit www.augmedix.com.

About Commure

The administrative and technological burden facing the healthcare workforce today has overtime eroded the human side of healthcare –– separating providers from the reason why they got into medicine in the first place: seeing patients and providing exceptional care. Commure’s mission is to once again make health the focus of healthcare by using AI and automation to eliminate distractions and keep providers connected to their patients throughout the care journey. The Commure suite of automated and AI-enabled hardware, software, and services results in happier and healthier patients, less time wasted on administrative tasks, safer staff, and more reliable insurance reimbursements. Since merging with Athelas, Commure’s growing suite of solutions now includes Patient Engagement, Workflow Automation, Staff Safety, At-Home Patient Monitoring, Billing Solutions, and Automated Dictation. Commure supports more than 250,000 clinicians and staff and hundreds of thousands of patients across hundreds of care sites. Visit commure.com, athelas.com, or LinkedIn to learn more.

Contact Information

For Augmedix:

Investors:

Matt Chesler, CFA

FNK IR

646-809-2183

augx@fnkir.com

investors@augmedix.com

Media:

Kaila Grafeman

Augmedix

pr@augmedix.com

For Commure:

Daniel Brian

daniel@commure.com

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding the pending acquisition of Augmedix, Inc. (the “Company”) by Commure, Inc. (“Parent”) (the “Merger”) and the expected timing of the closing of the Merger and other statements that concern the Company’s expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on the Company’s beliefs, as well as assumptions made by, and information currently available to, the Company. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including, but not limited to: (i) the risk that the Merger may not be completed on the anticipated timeline or at all; (ii) the failure to satisfy any of the conditions to the consummation of the Merger, including the receipt of required approval from the Company’s stockholders; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the definitive agreement between the Company and Parent relating to the Merger, including in circumstances requiring the Company to pay a termination fee; (iv) the effect of the announcement or pendency of the Merger on the Company’s business relationships, operating results and business generally; (v) risks that the Merger disrupts the Company’s current plans and operations; (vi) the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business; (vii) risks related to diverting management’s or employees’ attention during the pendency of the Merger from the Company’s ongoing business operations; (viii) the amount of costs, fees, charges or expenses resulting from the Merger; (ix) potential litigation relating to the Merger; (x) uncertainty as to timing of completion of the Merger and the ability of each party to consummate the Merger; (xi) risks that the benefits of the Merger are not realized when or as expected; (xii) the risk that the price of the Company’s common stock may fluctuate during the pendency of the Merger and may decline significantly if the Merger is not completed; and (xiii) other risks described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), such as the risks and uncertainties described under the headings “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections of the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, and in the Company’s other filings with the SEC. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the proxy statement on Schedule 14A that the Company will file with the SEC relating to its special meeting of stockholders will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and/or similar risks, any of which could have a material adverse effect on the completion of the Merger and/or the Company’s consolidated financial condition. The forward-looking statements speak only as of the date they are made. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

The information that can be accessed through hyperlinks or website addresses included in this communication is deemed not to be incorporated in or part of this communication.

Additional Information and Where to Find It

This communication is being made in respect of the Merger. In connection with the proposed Merger, the Company will file with the SEC a proxy statement on Schedule 14A relating to its special meeting of stockholders and may file or furnish other documents with the SEC regarding the Merger. When completed, a definitive proxy statement will be mailed to the Company’s stockholders. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE MERGER (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS FILED OR FURNISHED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The Company’s stockholders may obtain free copies of the documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Company’s website at ir.augmedix.com under the link “SEC Filings” or by contacting the Company’s Investor Relations department via e-mail at investors@augmedix.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 filed with the SEC on April 29, 2024. To the extent that such individual’s holdings of the Company’s common stock have changed since the amounts printed in the Company’s Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 filed with the SEC on April 29, 2024, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the identity of such participants, and their direct or indirect interests in the Merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the Merger.

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